Exhibit 99.1

Joint Filer Information

Date of Earliest Transaction Reported in Statement: December 29, 2011

Issuer Name and Ticker or Trading Symbol: Sears Holding Corp. (SHLD)

Designated Filer: Edward S. Lampert

Other Joint Filers: ESL Investments, Inc., RBS Partners,
L.P., and ESL Partners, L.P.

Addresses: The principal business address of each
of the Joint Filers above is
200 Greenwich Avenue, Greenwich, CT 06830.

Signatures: EDWARD S. LAMPERT
/s/ Edward S. Lampert
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ESL INVESTMENTS, INC.
By Adrian J. Maizey, Chief Financial Officer
/s/ Adrian J. Maizey
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RBS PARTNERS, L.P.
By: ESL Investments, Inc., as its general partner
By: Adrian J. Maizey, Chief Financial Officer
/s/ Adrian J. Maizey
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ESL PARTNERS, L.P.
By: RBS Partners, L.P., as its general partner
By: ESL Investments, Inc., as its general partner
By Adrian J. Maizey, Chief Financial Officer
/s/ Adrian J. Maizey
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